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                                                              EXHIBIT 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended March 31, 1996, of Southern California Edison Company into the previously filed Registration Statements which follow:

     Registration Form      File No.         Effective Date
     -----------------      --------         --------------
         Form S-3           33-53288        November 6, 1992
         Form S-3           33-50251        September 21, 1993
         Form S-3           33-59001        May 15, 1995



                                     ARTHUR ANDERSEN LLP
                                     ARTHUR ANDERSEN LLP



Los Angeles, California
May 10, 1996